Dry-Leasing Drives ATSG Operating Gains
Boeing 767 Operating Freighter Fleet Increases By Eight;
81% of 767 Fleet Under Multi-Year Dry Lease
WILMINGTON, OH, November 6, 2017 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended September 30, 2017.
Compared with amounts for the third quarter of 2016 (except as noted):

•
Revenues increased $60.8 million, or 31 percent, to $254.1 million. Excluding revenues from reimbursable airline expenses, revenues increased $49 million, or 29 percent. ATSG's dry leasing, and maintenance and logistics businesses recorded double-digit revenue increases before eliminations.

•
GAAP Earnings from Continuing Operations were a loss of $28.2 million, or $0.48 per share diluted, compared with a positive $2.1 million, or $0.04 per share, in the year-earlier quarter. This quarter's earnings included non-cash after-tax charges totaling $43.1 million for revaluation of the warrants granted to Amazon Fulfillment Services, Inc. in connection with operating and lease agreements which began in April 2016, the amortization of lease incentives related to those Amazon warrants, a non-cash pension settlement charge, and other items. The value of the warrant liability increased versus the same period a year ago due to additional warrants vesting, and from calculating the value based on a 12 percent gain in ATSG's stock price during the third quarter.

•
Adjusted Earnings from Continuing Operations, which exclude non-cash warrant, pension, and other items, were $14.9 million, up 72 percent. Adjusted Earnings Per Share from Continuing Operations were $0.22 for the quarter, up eight cents versus a year ago. The EPS calculation also reflects 9.9 million shares related to the warrants for the third quarter, versus 3.3 million a year ago. These Adjusted Earnings and other adjusted amounts referenced below are non-GAAP financial measures, and are reconciled to GAAP results in tables in this release.

•
GAAP Pre-tax Earnings from Continuing Operations were a negative $20.8 million, versus a positive $3.1 million a year ago. Adjusted Pre-tax Earnings, which exclude warrant effects along with the pension settlement charges and other non-cash items, increased 58 percent to $24.0 million.

•	GAAP Operating Income increased 31 percent to $18.9 million.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as defined and adjusted in a table later in this release) increased 27 percent to $65.9 million versus a year ago, and increased $1.8 million from the second quarter of 2017.

•
Capital expenditures through the first nine months of 2017 were $218.8 million versus $182.1 million in the same period of 2016. ATSG’s operating 767 freighter fleet has increased by six, to 58, during the first nine months of 2017.

Joe Hete, President and Chief Executive Officer of ATSG, said, “As we indicated in August, our adjusted results for the third quarter were very similar to those in the second quarter, and were up significantly from the third quarter a year ago. They reflect growth in our operating fleet and strong double-digit growth in associated lease revenues. We expect to deploy five more freighters to lease customers by year-end, and increase operating utilization for our CMI and ACMI fleets during a good peak season.”

ATSG's results for the first nine months of 2017 included a revenue increase of 36 percent to $745.2 million, and GAAP Earnings from Continuing Operations of negative $72.4 million, or a $1.23 per-share loss. Nine-months Adjusted Earnings From Continuing Operations in 2017 were $40.0 million, up 56 percent from a year ago. On a per-share adjusted basis, ATSG earned $0.60 per share, up from $0.39 in the first nine months of 2016.
In August, ATSG completed the purchase of an annuity contract that will pay pension benefits to nearly twelve hundred retirees of ABX Air. The transaction reduced ATSG’s exposure to future financial market fluctuations by applying pension plan assets towards the transfer of plan liabilities totaling approximately $100 million to a qualified insurer. The transaction will not affect pension benefits payable to eligible retirees. Accordingly, the Company's pretax results include a non-cash settlement charge of $12.9 million, of which $5.3 million was charged to continuing operations and the remainder to discontinued operations.
In September, ATSG completed a private offering of $258.75 million of convertible senior notes (including exercise of a $33.75 million greenshoe option) maturing in 2024. The notes have a coupon interest rate of 1.125 percent, and are convertible at a price of $31.90 per common share. In conjunction with the issuance of the notes, we also entered into related bond hedge and warrant transactions. Taken together, the bond hedge and warrant transactions are intended to prevent potential dilution of ATSG stock until its traded market price exceeds $41.35. Net proceeds of these transactions were used to reduce debt under the company’s revolving credit facility, and for other corporate purposes.
Segment Results
Cargo Aircraft Management (CAM)

CAM	Third Quarter		Nine Months
($ in thousands)	2017	2016	2017	2016
Aircraft leasing and related revenues	$62,351	$47,778	$165,733	$147,877
Lease incentive amortization	(3,886)	(1,432)	(9,760)	(2,366)
Total CAM revenues	$58,465	$46,346	$155,973	$145,511
Pre-Tax Earnings	$19,445	$16,110	$45,570	$51,849
Significant Developments:

•
CAM's revenues increased $12.1 million, or 26 percent, to $58.5 million from the third quarter last year, and included $3.9 million of non-cash amortization associated with the warrant-related Amazon lease incentive. Excluding the amortization effects of this lease incentive, CAM’s revenues increased 31 percent. CAM was leasing forty-seven 767s to external customers as of Sept. 30, 2017, nine more than a year earlier. Two of those leases started during the third quarter. CAM leased one additional 767 to an ATSG airline during the third quarter.

•
Pre-tax earnings were $19.4 million for the quarter, up 21 percent from $16.1 million in the third quarter last year. Principal contributors to the increase included the additional leased aircraft in service and higher revenues for engine maintenance services, offset in part by the warrant-related lease incentive, higher interest expense and increased depreciation from fleet expansion.

•
At September 30, 2017, CAM owned seventy-four Boeing cargo aircraft, of which sixty-six cargo aircraft were in service, including fifty-eight 767s. Eight of the seventy-four aircraft were awaiting or undergoing modification from passenger to freighter configuration at the end of the quarter, including six 767s and two 737s. In addition to the six 767s in mod, CAM expects to close on purchases of five additional 767s in the fourth quarter of 2017.  CAM will have eight 767s in cargo conversion at year-end, with all expected to be in service by the end of the third quarter of 2018.

•
CAM expects to deliver three more 767s and two 737s during the fourth quarter. That includes the first of three 767-300 freighters for Northern Aviation Services, the remaining two of which are expected to enter service in early 2018. CAM also anticipates delivering a 767-300 to both Amerijet and Cargojet during the quarter.
ACMI Services

ACMI Services	Third Quarter		Nine Months
($ in thousands)	2017	2016	2017	2016
Revenues
Airline services	$112,203	$105,747	$332,120	$305,587
Reimbursables	34,740	22,955	104,271	52,216
Total ACMI Services Revenues	146,943	128,702	436,391	357,803

Pre-Tax Earnings (Loss)	(5,223)	(9,686)	(8,841)	(27,172)
Significant Developments:

•
Airline services revenues increased 6 percent to $112.2 million and the segment recorded a pre-tax loss of $5.2 million in the third quarter. The reported loss included the previously mentioned non-cash pension settlement charge of approximately $5.3 million. Excluding this non-cash charge, ACMI Services results reflect significant improvement versus the prior-year quarter. Principal factors contributing to this improvement are increased revenues from additional CMI customer flying and reductions in pilot premium and training pay from year-ago levels.

•	Pre-tax results for the nine months of 2017 improved by $23.6 million versus the prior year, excluding the aforementioned non-cash pension charge in the third quarter.
Other Activities

Other Activities	Third Quarter		Nine Months
($ in thousands)	2017	2016	2017	2016
Revenues	$94,470	$65,328	$300,184	$177,592
Pre-Tax Earnings	655	5,089	11,977	13,087
Significant Developments:

•
Total revenues from all other activities in the third quarter were $94.5 million. External customer revenues increased by 81 percent versus the third quarter of last year to $66.2 million. PEMCO, acquired in December 2016, accounted for $7.9 million of external revenues during third quarter. Logistics services provided at gateways for Amazon were the single largest contributor to revenue growth in other activities versus the prior-year quarter.

•
Third-quarter pre-tax earnings of $0.7 million were down sharply from a year ago, principally reflecting the termination of hub logistics support for Amazon in Wilmington last May, and the timing of completion of heavy maintenance services for AMES/PEMCO customers. Revenues are recognized by ATSG’s maintenance and repair subsidiaries when customer work is completed.

Outlook
ATSG continues to expect that its Adjusted EBITDA from Continuing Operations for 2017 will be approximately $260 million, or a more than 20 percent increase compared with the prior year, with all available aircraft in service during what is expected to be a strong peak season.
"Our outlook for peak season and early 2018 remains bright, as we continue to grow our portfolio of leased freighters, including our first two Boeing 737s," Hete said. "From September 30 this year through 2018, we will place at least eleven more Boeing 767 freighters in service, nine of which are committed to customers at this time. Our superior service performance, wide range of capabilities, and e-commerce-driven growth trends in the air express industry are continuing to attract new customers to ATSG."

ATSG continues to project 2017 capital expenditures of approximately $335 million, mostly for purchase and freighter modification of passenger aircraft.
Conference Call
ATSG will host a conference call on November 7, 2017, at 9:30 a.m. Eastern time to review its financial results for the third quarter of 2017. Participants should dial 800-708-4540 and international participants should dial 847-619-6397 ten minutes before the scheduled start of the call and ask for conference pass code 45911211. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on November 7, 2017, beginning at 2 p.m. and continuing through November 14, 2017, at (888) 843-7419 (international callers (630) 652-3042); use pass code 45911211#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its division, PEMCO World Air Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
REVENUES	$254,101	$193,261	$745,229	$547,195

OPERATING EXPENSES
Salaries, wages and benefits	66,706	59,405	205,379	165,471
Depreciation and amortization	37,605	33,939	111,828	99,605
Maintenance, materials and repairs	33,100	30,196	100,970	90,968
Fuel	34,035	24,372	101,134	58,171
Contracted ground and aviation services	40,445	12,865	93,283	32,664
Travel	6,357	5,440	20,543	14,926
Landing and ramp	4,682	3,220	14,338	9,523
Rent	3,052	3,309	10,091	8,515
Insurance	1,234	1,099	3,451	3,335
Other operating expenses	7,962	4,960	24,588	18,409
	235,178	178,805	685,605	501,587

OPERATING INCOME	18,923	14,456	59,624	45,608
OTHER INCOME (EXPENSE)
Net loss on financial instruments	(34,433)	(8,473)	(100,213)	(3,443)
Interest expense	(4,351)	(2,897)	(11,658)	(8,229)
Charges from non-consolidated affiliate	(945)	—	(945)	—
Interest income	37	37	85	98
	(39,692)	(11,333)	(112,731)	(11,574)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(20,769)	3,123	(53,107)	34,034
INCOME TAX EXPENSE	(7,460)	(1,007)	(19,244)	(12,219)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(28,229)	2,116	(72,351)	21,815

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(4,655)	47	(4,271)	141
NET EARNINGS (LOSS)	$(32,884)	$2,163	$(76,622)	$21,956

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$(0.48)	$0.04	$(1.23)	$0.35
Diluted*	$(0.48)	$0.04	$(1.23)	$0.34

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	58,733	59,379	58,965	62,084
Diluted	58,733	60,283	58,965	64,024

Revenues and operating expenses include the activities of PEMCO World Air Services, Inc., a wholly owned subsidiary, for periods since its acquisition by ATSG on December 30, 2016. Certain historical expenses have been reclassified to conform to the presentation above.

* For additional information about the calculation of diluted earnings per share, see accompanying schedule.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,891	$16,358
Accounts receivable, net of allowance of $1,352 in 2017 and $1,264 in 2016	65,563	77,247
Inventory	17,282	19,925
Prepaid supplies and other	23,699	19,123
TOTAL CURRENT ASSETS	160,435	132,653

Property and equipment, net	1,111,201	1,000,992
Lease incentive	84,910	54,730
Goodwill and acquired intangibles	45,317	45,586
Convertible note hedges	60,605	—
Other assets	24,435	25,369
TOTAL ASSETS	$1,486,903	$1,259,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$75,820	$60,704
Accrued salaries, wages and benefits	30,260	37,044
Accrued expenses	10,745	10,324
Current portion of debt obligations	19,247	29,306
Unearned revenue	29,186	18,407
TOTAL CURRENT LIABILITIES	165,258	155,785
Long term debt	473,924	429,415
Convertible note obligations	61,230	—
Stock warrant obligations	229,965	89,441
Post-retirement obligations	72,876	77,713
Other liabilities	48,039	52,542
Deferred income taxes	143,337	122,532

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 85,000,000 shares authorized; 59,123,112 and 59,461,291 shares issued and outstanding in 2017 and 2016, respectively	591	595
Additional paid-in capital	471,950	443,416
Accumulated deficit	(108,865)	(32,243)
Accumulated other comprehensive loss	(71,402)	(79,866)
TOTAL STOCKHOLDERS’ EQUITY	292,274	331,902
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,486,903	$1,259,330

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
CAM
Aircraft leasing and related revenues	$62,351	$47,778	$165,733	$147,877
Lease incentive amortization	(3,886)	(1,432)	(9,760)	(2,366)
Total CAM	58,465	46,346	155,973	145,511
ACMI Services
Airline services	112,203	105,747	332,120	305,587
Reimbursables	34,740	22,955	104,271	52,216
Total ACMI Services	146,943	128,702	436,391	357,803
Other Activities	94,470	65,328	300,184	177,592
Total Revenues	299,878	240,376	892,548	680,906
Eliminate internal revenues	(45,777)	(47,115)	(147,319)	(133,711)
Customer Revenues	$254,101	$193,261	$745,229	$547,195

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	19,445	16,110	45,570	51,849
ACMI Services	(5,223)	(9,686)	(8,841)	(27,172)
Other Activities	655	5,089	11,977	13,087
Net, unallocated interest expense	(268)	83	(655)	(287)
Net loss on financial instruments	(34,433)	(8,473)	(100,213)	(3,443)
Charges for non-consolidated affiliates	(945)	—	(945)	—
Total Earnings (Loss) from Continuing Operations before Income Taxes	$(20,769)	$3,123	$(53,107)	$34,034

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net	5,529	2,203	5,883	6,609
Add charges for non-consolidated affiliates	945	—	945	1,229
Add lease incentive amortization	3,886	1,432	9,760	2,366
Add net loss on financial instruments	34,433	8,473	100,213	3,443
Adjusted Pre-tax Earnings	$24,024	$15,231	$63,694	$47,681

Non-GAAP financial measures: This report contains non-GAAP financial measures that management uses to evaluate the Company’s historical results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons and provide additional clarity about events and trends impacting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that the Company’s management uses to evaluate past performance and prospects for future performance.

Adjusted Pre-tax Earnings excludes certain items included in GAAP based pre-tax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations while highlighting changes to certain items among periods. Adjusted Pre-tax Earnings is defined as Earnings (Loss) from Continuing Operations Before Income Taxes less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, lease incentive amortization and costs from non-consolidated affiliates. Adjusted Pre-tax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Earnings (Loss) from Continuing Operations Before Income Taxes	$(20,769)	$3,123	$(53,107)	$34,034
Interest Income	(37)	(37)	(85)	(98)
Interest Expense	4,351	2,897	11,658	8,229
Depreciation and Amortization	37,605	33,939	111,828	99,605
EBITDA from Continuing Operations	$21,150	$39,922	$70,294	$141,770
Add non-service components of retiree benefit costs, net	5,529	2,203	5,883	6,609
Add charges for non-consolidated affiliates	945	—	945	1,229
Add lease incentive amortization	3,886	1,432	9,760	2,366
Add net loss on financial instruments	34,433	8,473	100,213	3,443

Adjusted EBITDA	$65,943	$52,030	$187,095	$155,417

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s Senior Credit Agreement to assess financial performance and determine cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to on-going operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of lease incentive costs recorded in revenue and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations, non-GAAP calculations, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended				Nine Months Ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - (GAAP)	$(28,229)	$(0.48)	$2,116	$0.04	$(72,351)	$(1.23)	$21,815	$0.34
Adjustments, net of tax
Loss from warrant revaluation [1]	33,158	0.53	5,637	0.09	95,015	1.53	2,232	0.03
Lease incentive amortization [2]	6,368	0.11	912	0.01	13,708	0.24	1,507	0.02
Pension settlement charge [3]	3,400	0.06	—	—	3,400	0.06	—	—
Gain from convertible note obligations and hedges [4]	(412)	(0.01)	—	—	(412)	(0.01)	—	—
Loss from joint venture [5]	602	0.01	—	—	602	0.01	—	—
Adjusted Earnings from Continuing Operations (non-GAAP)	$14,887	$0.22	$8,665	$0.14	$39,962	$0.60	$25,554	$0.39

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted (GAAP)	58,733		60,283		58,965		64,024
Additional weighted average shares [1]	9,861		3,342		8,066		1,114
Adjusted Shares (non-GAAP)	68,594		63,625		67,031		65,138

Adjusted Earnings from Continuing Operations, Adjusted Shares and Adjusted Earnings per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Removes the unrealized losses for a large grant of stock warrants granted to a customer as a lease incentive and adds the effect of the warrants to the weighted average number of shares. Under U.S. GAAP, these warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares.

2.	Removes the amortization of the customer lease incentive which are recorded against revenue over the term of the related aircraft leases.

3.	Removes the pension charge to settle certain retirement obligations of former employees through the purchase of a third party group annuity contract during the third quarter of 2017.

4.	Removes the net fair value adjustments for equity linked instruments which under U.S. GAAP are reflected as assets and liabilities and marked to market at the end of each quarter.

5.	Removes the charge for the Company's share of development costs for a new joint venture accounted for under the equity method.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CARGO AIRCRAFT FLEET

Owned Aircraft Types
	December 31,	September 30,	December 31,
	2016	2017	2017 Projected

B767-200	36	36	36
B767-300	16	22	25
B757-200	4	4	4
B757 Combi	4	4	4
B737-400	—	—	2
Total Aircraft in Service	60	66	71

B767-300 in or awaiting cargo conversion	7	6	8
B737-400 in or awaiting cargo conversion	—	2	—
Total Aircraft	67	74	79

Aircraft in Service Deployments
	December 31,	September 30,	December 31,
	2016	2017	2017 Projected

Dry leased without CMI	13	15	20
Dry leased with CMI	28	32	32
ACMI/Charter	18	19	19
Staging/Unassigned	1	—	—